EXHIBIT 10.5

SECURITIES ESCROW AGREEMENT

SECURITIES ESCROW AGREEMENT, dated as of ________, 2010 (the “Agreement”) by and among Australia Acquisition Corp., a Cayman Islands corporation (the “Company”), the undersigned parties listed as the Investors on the signature pages hereto (each, an “Investor” and collectively, the “Investors”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated _______, 2010 (“Underwriting Agreement”) with Cohen & Company Securities, LLC, (the “Representative”), acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 8,000,000 units (not including the underwriters’ over-allotment option) (“Units”) of the Company’ securities. Each Unit consists of one ordinary share of the Company, par value $.001 per share (the “Ordinary Shares”), and one warrant (“Warrant”), each Warrant to purchase one Ordinary Share, all as more fully described in the Company’s definitive Prospectus, dated ________, 2010 (“Prospectus”) comprising part of the Company’s Registration Statement on Form F-1 (File No. 333-XXXXXX) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on _________, 2010 (the “Effective Date”);

WHEREAS, the Investors currently hold all of the outstanding Ordinary Shares of the Company issued prior to the consummation of the Company’s initial public offering (the “Initial Shares”);

WHEREAS, the Investors have entered into a Warrant Subscription Agreement with the Company dated _________, 2010 (the “Subscription Agreement”) pursuant to which the Investors are purchasing in the aggregate 9,200,000 warrants (the “Private Warrants”) in a private placement transaction occurring on or before the consummation of the Company’s initial public offering;

WHEREAS, the Investors have agreed, as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public, to deposit all of the Initial Shares owned by them, as set forth opposite each name on Exhibit A attached hereto, in aggregate 3,066,667 shares (up to 400,000 of which are subject to redemption to the extent the over-allotment option is not exercised in full) (the “Escrow Shares”), in escrow as hereinafter provided;

WHEREAS, the Investors have agreed as a condition of the sale of the Private Warrants to deposit all of their respective Private Warrants (together with the Escrow Shares, the “Escrow Securities”), as set forth opposite their respective names on Exhibit A attached hereto, with the Escrow Agent as hereinafter provided; and

WHEREAS, the Company and the Investors desire that the Escrow Agent accept the Escrow Securities, to be held in escrow and disbursed as hereinafter provided.

IT IS AGREED:

1.           Appointment of Escrow Agent. The Company and the Investors hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.           Deposit of Escrow Securities. On or before the Effective Date, the Investors shall deliver to the Escrow Agent certificates representing their respective Escrow Securities, in proper transfer order with Medallion guaranteed stock powers, to be held and disbursed subject to the terms and conditions of this Agreement. The Investors acknowledge and agree that the certificates representing the Escrow Securities will bear a legend to reflect the deposit of such Escrow Securities under this Agreement.

3.           Disbursement of the Escrow Securities.  The Escrow Agent shall hold each of the Escrow Shares and the Private Warrants until the termination of their respective Escrow Period (as defined below). In the case of the Escrow Shares, the “Escrow Period” shall be the period beginning on the date the certificates representing the Shares are deposited with the Escrow Agent and ending on (i) with respect to 20% of such shares, upon consummation of the initial Business Transaction (as such term is defined in the Registration Statement), (ii) with respect to 20% of such shares, when the closing price of the Company’s Ordinary Shares exceeds $11.75 for any 20 trading days within a 30-trading day period following the consummation of the initial Business Transaction, (iii) with respect to 20% of such shares, when the closing price of the Company’s Ordinary Shares exceeds $12.75 for any 20 trading days within a 30-trading day period following the consummation of the initial Business Transaction, (iv) with respect to 20% of such shares, when the closing price of the Company’s Ordinary Shares exceeds $14.00 for any 20 trading days within a 30-trading day period following the consummation of the initial Business Transaction and (v) with respect to 20% of such shares, when the closing price of the Company’s Ordinary Shares exceeds $15.50 for any 20 trading days within a 30-trading day period following the consummation of the initial Business Transaction or earlier if, subsequent to the initial Business Transaction the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which (a) results in all of the Company shareholders having the right to exchange their Ordinary Shares for cash, securities or other property or (b) involves a merger or other change in the majority of the Company’s board of directors or management team in which the Company is the surviving entity.  In the case of the Private Warrants, the “Escrow Period” shall be the period beginning on the date the certificates representing the Private Warrants are deposited with the Escrow Agent and ending 90 days following the date of the consummation of the initial Business Transaction. On the termination date of the applicable Escrow Period, the Escrow Agent shall, upon written instructions from the Company, disburse the Escrow Securities to such holders; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.6 hereof that the Company is (i) being liquidated at any time during the Escrow Period, or (ii) that up to 400,000 of the Escrow Shares have been redeemed, then the Escrow Agent shall promptly destroy the certificates representing such Escrow Securities (or portion thereof, as applicable).  The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4.           Rights of Initial Holder in Escrow Securities.

4.1.           Voting Rights as a Shareholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, each Investor shall retain all of their respective rights as a shareholder of the Company during the Escrow Period, including, without limitation, the right to vote the Escrow Shares.

4.2.           Dividends and Other Distributions in Respect of the Escrow Securities. During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Investors, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3.           Restrictions on Transfer.  During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except (i) upon the dissolution and liquidation of an Investor (if an entity) and the distribution of assets to such Investor’s shareholders, members or similar holders; (ii) by gift to an immediate family member of any Investor or to a trust, the beneficiary of which is an immediate family member of such Investor, (iii) by virtue of the laws of descent and distribution upon death of any Investor, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, (vi) by private sales made at or prior to the consummation of the initial Business Transaction at prices no greater than the price at which the shares were originally purchased, (vii) in the event of the Company’s liquidation prior to completion of its initial Business Transaction or (viii) in the event of the Company’s consummation of a liquidation, merger, stock exchange or other similar transaction which (a) results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Company’s consummation of an initial Business Transaction or (b) involves a merger or other change in the majority of its board of directors or management team in which the Company is the surviving entity; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Investor that is transferring the Escrow Shares. Even if transferred in accordance with this Section 4.3, the Escrow Securities will remain subject to this agreement and may be released from escrow only in accordance with Section 3 hereof.  During the Escrow Period, the Investors shall not pledge or grant a security interest in the Escrow Securities or grant a security interest in its rights under this Agreement.

4.4.           Insider Letters. Each Investor has executed a letter agreement with the Representative and the Company, dated as of the Effective Date, a form of which is filed as an exhibit to the Registration Statement (each an “Insider Letter”), respecting the rights and obligations of such Investor in certain events, including, but not limited to, the liquidation of the Company.

5.           Concerning the Escrow Agent.

          5.1.           Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent, which counsel may be company counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2.           Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action taken by it hereunder, action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3.           Compensation. The Escrow Agent shall be entitled to receive two hundred ($200.00) dollars per month for all services rendered by it hereunder, as set forth on Exhibit B hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all commercially reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4.           Further Assurances. From time to time on and after the date hereof, the Company and the Investors shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5.           Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by the Representative, which approval will not be unreasonably withheld, conditioned or delayed, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.

5.6.           Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7.           Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.           Miscellaneous.

6.1.           Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such personal jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2.           Entire Agreement. This Agreement and the Insider Letters contain the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.  In connection with any proposed amendment, the Escrow Agent may request an opinion of issuer’s counsel as to the validity of the proposed amendment as a condition to its execution of said amendment.

6.3.           Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.4.           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representative, successors and assigns.

6.5.           Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, NY 10004
Attn: Frank DiPalo
Fax No.: (212) 616-7620

if to the Company, to:

Australia Acquisition Corp.
Level 11, 459 Collins Street
Melbourne VIC 3000 Australia
Attn:  Chief Executive Officer
Fax No.:  +61 (2) 9380 6944

and a copy, which shall not constitute notice, to:

Kelley Drye and Warren LLP
400 Atlantic Street
Stamford, CT 106901
Attn:  M. Ridge Barker, Esq.
Fax No.: (203) 327-2669

if to any Investor, to the address set forth in Exhibit A hereto.

if to the representative of the underwriters, to:

Cohen & Company Securities, LLC
600 Fifth Avenue, 19th Floor
New York, NY 10020
Attn:
Fax No.: (212) 543-9100

with a copy, to:

Ellenoff, Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
Attn: Douglas Ellenoff, Esq.
Fax No.: (212) 370-7889

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.6.           Liquidation of Company; Redemption. The Company shall give the Escrow Agent prompt written notification of (i) the liquidation of the Company or (ii) redemption of up to 500,000 Escrow Shares held by the Investors to the extent the underwriters over-allotment option is not exercised in full, as further described in the Registration Statement.

6.7.           Trust Account Waiver. Notwithstanding anything herein to the contrary, the Escrow Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the trust account (the “Trust Account”) in which the proceeds of the initial public offering conducted by the Company pursuant to the Prospectus (the “IPO”) and the proceeds of the sale of the Private Warrants will be deposited and held for the benefit of the holders of the securities purchased in the IPO, as described in greater detail in the Prospectus, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6.8.           Third Party Beneficiaries. The Investors hereby acknowledge that the Underwriters, including, without limitation, the Representative, are third party beneficiaries of this Agreement and this Agreement cannot be modified or changed without the prior written consent of the Representative.

6.9.           Counterparts. This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have caused this Securities Escrow Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

AUSTRALIA ACQUISITION CORP.	CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:	By:
Name: Peter Ziegler Title: Chairman and Chief Executive OFficer	Name: John W. Comer, Jr. Title: Vice President

INVESTORS:

ZIEGLER ASSET PARTNERS TRUST
By:
Name:	Peter Ziegler
Title:	Authorized Signatory

Charbel Nader
E. Stephen Streeter
Brett Chenoweth
Ian Zimmer
Peter O’Brien

EXHIBIT A

Ziegler Asset Partners Trust
℅ Australia Acquisition Corp.
Level 11, 459 Collins Street
Melbourne VIC 3000 Australia
Fax No.:  +61 (2) 9380 6944
Number of Shares: 2,660,333 (up to 347,000) of which are subject to redemption in the event the underwriters over-allotment option is not exercised in full)
Number of Warrants: 7,981,000

Charbel Nader
℅ Australia Acquisition Corp.
Level 11, 459 Collins Street
Melbourne VIC 3000 Australia
Fax No.:  +61 (2) 9380 6944
Number of Shares: 115,000 (up to 15,000) of which are subject to redemption in the event the underwriters over-allotment option is not exercised in full)
Number of Warrants: 345,000

E. Stephen Streeter
℅ Australia Acquisition Corp.
Level 11, 459 Collins Street
Melbourne VIC 3000 Australia
Fax No.:  +61 (2) 9380 6944
Number of Shares: 115,000 (up to 15,000) of which are subject to redemption in the event the underwriters over-allotment option is not exercised in full)
Number of Warrants: 345,000

Brett Chenoweth
2001 Wilshire Blvd., Suite 400
Santa Monica, CA  90403
(310) 201-7990
Number of Shares: 115,000 (up to 15,000) of which are subject to redemption in the event the underwriters over-allotment option is not exercised in full)
Number of Warrants: 345,000

Ian Zimmer
℅ Australia Acquisition Corp.
Level 11, 459 Collins Street
Melbourne VIC 3000 Australia
Fax No.:  +61 (2) 9380 6944
Number of Shares: 30,667 (up to 4,000) of which are subject to redemption in the event the underwriters over-allotment option is not exercised in full)
Number of Warrants: 92,000

Peter O’Brien
℅ Australia Acquisition Corp.
Level 11, 459 Collins Street
Melbourne VIC 3000 Australia
Fax No.:  +61 (2) 9380 6944
Number of Shares: 30,667 (up to 4,000) of which are subject to redemption in the event the underwriters over-allotment option is not exercised in full)
Number of Warrants: 92,000

EXHIBIT B

Escrow Agent Fees

Two hundred ($200.00) dollars per month for all services rendered as Escrow Agent.

First twelve months’ agent fee ($2,400) to be paid in advance at the closing of the Company’s initial public offering.